As filed with the SEC on May 17, 1999       SEC Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No 1. to
                                     FORM 10

             GENERAL FORM FOR REGISTRATION OF SECURITIES Pursuant to
             Section 12(b) or (g) of the Securities Exchange Act of
                                      1934

                       Fourth Business Service Group, Inc.
             (Exact name of registrant as specified in its charter)

FLORIDA                                              Florida Applied For
(State or other jurisdiction of                    (I.R.S. Employer Identi-
 incorporation or organization)                          fication No.)


                      2503 W. Gardner Ct., Tampa, FL. 33611
                        (Address of principal (Zip Code)
                               executive offices)

             Registrant's telephone number, including area code (813) 831-9348

             Securities to be  registered  pursuant to Section 12(b) of the Act:
                     Title of each class Name of each exchange on which to be so registered each class is to be registered

                                      None

             Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

                                 Preferred Stock
                                (Title of class)

       Information Required in Registration Statement

    Item 1. Business.

                                PROPOSED BUSINESS

History and Organization

     We were organized under the laws of the State of Florida in March, 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Operations

     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in business combinations presented to us by persons or firms who or which desire to become an SEC reporting company. We will not restrict our search to any specific business, industry or geographical location.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in our treasury or loaned by management. This is based on an oral agreement between management and us.

     We may seek a business combination in the form of firms which:

o     Have recently commenced operations
o Are developing companies in need of additional funds for expansion into new products or markets
o     Are seeking to develop a new product or service
o Are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital

A business combination will involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what they may deem to be adverse consequences of undertaking a public offering itself, such as:

o     Time delays
o     Significant expense
o     Loss of voting control
o     Compliance with various federal and state securities laws

      Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we will combine with just one acquisition candidate.

      Upon closing of a business combination, there will be a change in control which will result in the resignation of our present officer and director.

    There are no financial requirements for an acquisition candidate, except to have qualified audited financial statements and the funds to make payments to us. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in our early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk.

     We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking the benefit of a publicly traded corporation because of:

o     General economic conditions
o     Rapid technological advances being made in some industries
o     Shortages of available capital

Such perceived benefit of a publicly traded corporation may include:

o Facilitating or improving the terms on which additional equity financing may be sought o Providing liquidity for the principals of a business o Creating a means for providing incentive stock options or similar benefit to key employees
o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders

Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

     The analysis of business combinations will be undertaken by or under the supervision of our officer and director who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to our attention through present associations. In analyzing prospective business combinations, management will consider only that the proposed acquisition candidate can pay all of the amounts due our present management.

      Because we will be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition.

     Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business Combination

     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

o The nature of the acquisition candidate o The respective needs and desires of us and other parties o The management of the acquisition candidate opportunity o The relative negotiating strength of us and such other management

    On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. Although the actual terms of a transaction to which we may be a party cannot be predicted, we may be expected that the parties to the business transaction will find we desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. In addition, our director and officer will, as part of the terms of the acquisition transaction, resign as director and officer.

     Management will sell the portion of their common stock they do not retain in accordance with the terms of the acquisition agreement for the aggregate sum of $1.00 upon the closing of the merger.

     We anticipate that we will agree to register securities issued in the acquisition transaction either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

      If at any time we enter negotiations with a possible merger candidate and such a transaction becomes probable, then we will file an amendment to this Form 10.

     We will not enter into a business combination with any company which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Our policy regarding finder's fees is based on an oral agreement between management and us. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other similar small public companies located throughout the United States.

     We do not intend to advertise or promote ourselves. Instead, our management will actively search for potential acquisition candidates. In the event management decides to advertise in the form of an ad in a legal publication to attract an acquisition candidate, the cost of such advertising will be assumed by management.

Employees

We presently have no employees. Our officer and director is engaged in business activities outside of us, and the amount of time he will devote to our business will only be between five (5) and twenty (20) hours per person per week. It is anticipated that management will devote the time necessary each month to our affairs of until a successful business opportunity has been acquired.

Year 2000 Issues

Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

Item 2. Financial Information.

SELECTED FINANCIAL DATA

The following information concerning our financial position and operations is as of and for the two days ended March 17, 1999.

Total assets                                     $  0
Total liabilities                                   0
Equity                                              0
Sales                                               0
Net loss                                           79
Net loss per share                               0.00

MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. Our expenses for the two days ended March 17, 1999, all funded by a loan from management, are $79. As of April 1, 1999 we owe $60,000 in salary to our management. We expect this obligation to be paid by the acquisition candidate as part of the acquisition agreement.

    Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of an acquisition, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

    We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

    We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

Item 3. Properties.

 We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.

    Item 4. Security Ownership of Certain Beneficial Owners and Management.

 The following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this Form 10:

                          Shares Owned                         Percentage

--------------------------------------------------------------------------------

 Michael T.           1,000,000                                  100%
 Williams
 100100%
 2503 W. Gardner
 Ct.
 Tampa FL 33611
--------------------------------------------------------------------------------
All directors and     1,000,000                            100%
officers as a
group -
1 persons
--------------------------------------------------------------------------------

      Mr. Williams may be deemed our promoter, as that term is defined under the Securities Act of 1933.

    Item 5. Directors and Executive Officers.

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in March, 1999.


 Name                            Age                                     Title

 Michael T. Williams             50           President, Treasurer and Director

    Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with a government agency, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

    Item 6. Executive Compensation.

 The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities during the period ended March 17, 1999, by our other executive officers whose salary and bonus for period ended March 17, 1999 exceeded $100,000.

                           Summary Compensation Table
                          Long-Term Compensation Awards

Name and Principal               Annual Compensation -
Position                                  1998
                       Salary ($)      Bonus ($)   Number of Shares Underlying
                       ----------      ---------
                                                                 Options (#)
Michael T. Williams,            None           None                  None
President

    We have agreed orally to pay Michael T. Williams $60,000 of salary for all services rendered and to be rendered from the date of our incorporation until the acquisition closes. This debt will be assumed and paid by the acquisition candidate. Mr. Williams will sell all his stock not retained by agreement with the acquisition candidate back to us for the aggregate sum of $1.00 upon closing of the acquisition transaction.

    Except as described above, we will not pay any of the following types of compensation or other financial benefit to our management:

o     Consulting Fees
o     Finders' Fees
o     Any  other   methods  of  payments  by  which   management  or  current
      shareholders receive funds, stock, other assets or anything of value whether tangible or intangible

These provisions are the subject of an oral agreement between management and us. Management is not aware of any circumstances under which this policy, through their own initiative, may be changed.

Item 7. Certain Relationships and Related Transactions.

We have established the a policy that prohibits transactions with or payment of anything of value to any present officers, director, promoter or affiliate or associate or any company that is in any way or in any amount beneficially owned by any of our officers, director, promoter or affiliate or associate, except as follows:

o Williams Law Group, P.A. will provide but will not be paid anything by us for legal services.
o We owe our president, Michael T. Williams, $60,000 in salary. The acquisition candidate must agree to pay this debt in the acquisition agreement.

o Mr. Williams will sell all his stock not retained by agreement with the acquisition candidate back to us for the aggregate sum of $1.00 upon closing of the acquisition transaction.


Our director and officer is or may become, in his individual capacity, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Michael T. Williams is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

Conflicts with other blank check companies with which members of management are currently and may become affiliated in the future will arise in the pursuit of business combinations. These conflicts will involve only Michael T. Williams. Mr. Williams has in the past formed other what would be deemed blank check entities for himself. He intends to continue to do so in the future. Except for 4 Brandon - I, Inc., none of these entities has or will engage in any public offering of its securities prior to entering into a business combination agreement. None of such entities has entered into an agreement to acquire any business or has acquired any business.

To aid the resolution of these conflicts, he and we have agreed to the following procedure:

o None of the existing blank check entities except for 4 Brandon - I, Inc.will file registration statements under the Securities Act to sell their securities prior to entering into a business combination agreement.

o All acquisition candidates will first be presented to for 4 Brandon - I, Inc.and any other blank check companies that file a registration statement under the Securities Act to sell their securities prior to entering into a business combination agreement in order starting with the company with the earliest effective date of a registration statement. If there are no other affiliated blank check companies that have filed these registration statements, then acquisition candidates will be presented based upon the earliest time and date on which such companies were formed.

    Item 8. Legal Proceedings.

  We not a party to or aware of any pending or threatened lawsuits or other legal actions.

    Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

 Prior to the date hereof, there has been no trading market for our common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Management owns 100% of our stock. As a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the closing of a business combination. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated us.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 1,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell 10,000 shares during any three (3) month period after March 16, 2000.

Item 10. Recent Sales of Unregistered Securities.

    None,   except  the  1,000,000   shares  issued  to  Mr.   Williams  for  no
consideration upon formation of the company in reliance upon Section 4(2) of the Securities Act.

    Item 11. Description of Registrant's Securities to be Registered.


                          DESCRIPTION OF CAPITAL STOCK

        Authorized Capital Stock Under Our   Shares Of Capital Stock Outstanding
            Articles Of Incorporation
      --------------------------------------------------------------------------
        50,000,000 shares of common stock         1,000,000 shares of common
      --------------------------------------------------------------------------
       20,000,000 shares of preferred stock      No shares of preferred stock

      --------------------------------------------------------------------------


       All significant provisions of our capital stock are summarized in this Form 10. However, the following description isn't complete and is governed by applicable Florida law and our articles of incorporation and bylaws. We have filed copies of these documents as exhibits to this Form 10.

Common Stock

You have voting rights for your shares.

    You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.

    You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of directors out of the assets and funds available, based upon your percentage ownership of us. Florida law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business forever.

     If we go out of business forever, you and all other common stockholders will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payment required to be made to our preferred stockholders. Our directors, at their discretion, may borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business forever.

You have no right to acquire shares of stock based upon your percentage ownership of our shares when we sell more shares of our stock to other people.

    We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

Preferred Stock

Our board of directors can issue preferred stock at any time with any legally-permitted rights and preferences without your approval.

     Our board of directors, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other rights they think are appropriate and that are legal:

o     Voting
o     Dividend
o     Required or optional repurchase by us
o     Conversion into common stock, with or without  additional  payment
o Payments preferred stockholders will receive before common stockholders if we go out of business forever

    The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes. But it also could render meaningless your right to vote your stock on a matter that you are entitled to vote on because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we issue preferred stock.

We may issue class A preferred stock in a merger.

   This preferred stock could entitle persons owning common stock of the acquisition candidate to convert into more shares of our stock after the merger based upon the following formula:

            ----------------------------------------------------------------
             1 - the  fraction  [Average  of Bid and Ask  Price for the first 20 days the common stock trades upon any established securities market/a specific dollar value to be determined in the merger agreement]

                                      divided by

            {the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market/ the same dollar value]}

            The company being acquired will tell us what they want the specific dollar value to be.
            ----------------------------------------------------------------

    Here's how the formula would work. Assume the average bid/ask for the 20-day period was $2.00 and the specific dollar value was $3.00. When we plug these numbers into the formula, we get the following calculation:

            ----------------------------------------------------------------
            1 - the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market [This number is 2]/ a specific dollar value to be determined in the merger agreement [This number is 3]] [This number is then calculated: 1 - 2/3 = 1/3.]

                                      divided by

            {the fraction [Average of Bid and Ask Price for the first 20 days the common stock trades upon any established securities market [This number is 2]/ a specific dollar value to be determined in the merger [This number is 3]]} [This number is then calculated: 2/3]

            To finish our computation, we do the following: 1/3 divided by 2/3 = .5

            This means that, in this example, .5 additional shares of our stock for each share of common stock issued to shareholders in the company acquired in the merger would be issued upon conversion of this preferred stock. The actual number of shares issued could vary.
            ----------------------------------------------------------------


Item 12. Indemnification of Directors and Officers.


    Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

    We have agreed to indemnify our director, meaning that we will pay for damages they incur for properly acting as director. The SEC believes that this indemnification may not be given for violations of the Securities Act of 1933 that governs the distribution of our securities.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the securities Act and is therefore, unenforceable.

    Item 13. Financial Statements and Supplementary Data.

                       Fourth Business Service Group, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

-------------------------------------------------------------------------------




Independent Auditors' Report                                         17

Financial Statements as of and for the period March 15,
1999
    (date of incorporation) to March 17, 1999:

    Balance Sheet                                                    18

    Statement of Operations                                          19

    Statement of Stockholders' Equity                                20

    Statement of Cash Flows                                          21

    Notes to Financial Statements                                    22




--------------------------------------------------------------------------------

[Letterhead of Beard Nertney Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Fourth Business Service Group, Inc:

We have audited the accompanying balance sheet of Fourth Business Service Group, Inc. (the "Company"), a development stage enterprise, as of March 17, 1999, and the related statements of operations, stockholders' equity and cash flows for the period March 15, 1999 (date of incorporation) to March 17, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 17, 1999, and the results of its operations and its cash flows for the period March 15, 1999 (date of incorporation) to March 17, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Beard Nertney Kingery Crouse & Hohl P.A.

March 18, 1999

                       Fourth Business Service Group, Inc.
                        (A Development Stage Enterprise)

                       BALANCE SHEET AS OF MARCH 17, 1999

-------------------------------------------------------------------------------

TOTAL                                                          $    0
                                                               ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - no par value - 20,000,000
        shares authorized; 0 shares issued and outstanding     $       0
    Common stock - no par value - 50,000,000 shares
        authorized; 1,000,000 shares issued and outstanding           79
    Deficit accumulated during the development stage                 (79)
                                                               ----------
         Total stockholders' equity                                    0
                                                               ----------

TOTAL                                                          $       0
                                                               ==========


















--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                       Fourth Business Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
                   For the period March 15, 1999 (date of incorporation)
                                to March 17, 1999

-------------------------------------------------------------------------------


EXPENSES -
   Organizational costs                                     $         79
                                                            -------------

NET LOSS                                                    $         79
                                                            =============

NET LOSS PER SHARE:
Basic                                                       $          0
                                                            =============
Weighted average number of shares - basic                      1,000,000
                                                            =============























--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                       Fourth Business Service Group, Inc.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS'EQUITY
                   For the period March 15, 1999 (date of incorporation)
                                to March 17, 1999

-------------------------------------------------------------------------------

                                                                 Deficit
                                                                 Accumulated
                                                                  During
                                                                  the
                               Common             Preferred      Development
                          Shares      Value    Shares    Value    Stage    Total
                         ---------   -------- ---------  -------  -------  -------

Balances, March 15,             0  $       0         0 $      0  $      0  $      0
1999 (date of
incorporation)

Proceeds from the
issuance
  of common stock        1,000,000        79                                     79

Net loss for the period,
  March 15, 1999
  (date of incorporation)
  to March 17, 1999                                                  (79)      (79)
                         --------- ---------- ---------  ------- --------- ---------

Balances March 17, 1999  1,000,000 $      79         0 $      0  $   (79)  $      0
                         ========= ========== ================== ========= =========







--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                       Fourth Business Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
                   For the period March 15, 1999 (date of incorporation)
                                to March 17, 1999

--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                  $    (79)
                                                                ----------

NET CASH USED IN OPERATING ACTIVITIES                                (79)
                                                                ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of common stock                                         79
                                                                ----------

NET CASH PROVIDED BY FINANCIANG ACTIVITIES                             79
                                                                ----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                 0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          0
                                                                ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $       0
                                                                ==========


      Interest paid                                             $       0
                                                                ==========

      Taxes paid                                                $       0
                                                                ==========









--------------------------------------------------------------------------------

      SEE NOTES TO FINANCIAL STATEMENTS

                       Fourth Business Service Group, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Fourth Business Service Group, Inc. (the "Company") was incorporated under the laws of the state of Florida on March 15, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a public offering of its common stock (see Note D), however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

NOTE C - INCOME TAXES

During the period March 15, 1999 (date of incorporation) to March 17, 1998, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.


--------------------------------------------------------------------------------

    Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

    Item 15. Financial Statements and Exhibits.

        (a) List separately all financial statements filed as part of the registration statement. Financial statements as of and for the two days ended March 17, 1999 have been included under Item 13, Financial statements and supplementary data.

        (b) Furnish the exhibits required by Item 601 of Regulation S-K.

 Number         Exhibit Name

 3.1Articles of Incorporation
 3.2By-Laws
 5  Opinion Regarding Legality
23.1  Consent of Accountant
23.2 Consent of Counsel

                       SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fourth Business Service Group, Inc.

Date:  March 17, 1999

By /s/ Michael T. Williams
 Michael T. Williams, President

Date Filed: May 17, 1999                                 SEC File No._______





                      SECURITIES AND EXCHANGE COMMISSION



                            WASHINGTON, D.C. 20549






                                   EXHIBITS

                                      TO

                            REGISTRATION STATEMENT

                                  ON FORM 10

                                     UNDER

                          THE SECURITIES ACT OF 1934




                      Fourth Business Service Group, Inc.





(Consecutively numbered pages 25 through 50 of this Registration Statement)

                                  INDEX TO EXHIBITS

--------------------------------------------------------------------------------

  EXHIBIT NO.       SEC REFERENCE    TITLE OF DOCUMENT              LOCATION
                        NUMBER
--------------------------------------------------------------------------------


       1                  3          Articles of Incorporation      Page 28

--------------------------------------------------------------------------------

       2                  3          Bylaws                         Page 33

--------------------------------------------------------------------------------

       3                  5          Consent of Williams Law Group  Page 49
                                     P.A.
--------------------------------------------------------------------------------

       4                 23          Consent of Beard, Nertney,     Page 51
                                     Kingery, Crouse & Hohl, P.A.
--------------------------------------------------------------------------------

       5                 23          Consent of Williams Law Group (See Exhibit
                                     P.A. (See Exhibit 3)               3)
-------------------------------------------------------------------------------